Exhibit 4.1

PUBLIC SERVICE COMPANY

OF NEW HAMPSHIRE,

doing business as EVERSOURCE ENERGY,

AND

U.S. BANK NATIONAL ASSOCIATION,

Successor to WACHOVIA BANK, NATIONAL ASSOCIATION

and to FIRST UNION NATIONAL BANK

Formerly Known as FIRST FIDELITY BANK, NATIONAL ASSOCIATION,

NEW JERSEY

Successor to BANK OF NEW ENGLAND, NATIONAL ASSOCIATION

(Formerly Known as NEW ENGLAND MERCHANTS NATIONAL BANK)

and to

NEW BANK OF NEW ENGLAND, NATIONAL ASSOCIATION, TRUSTEE

TWENTY-FOURTH SUPPLEMENTAL INDENTURE
Dated as of June 1, 2021

TO ISSUE SERIES V
FIRST MORTGAGE BONDS

$350,000,000 First Mortgage Bonds, Series V, due 2031

Testimonium
Signatures

Schedule A      -      Form of Series V Bonds

Schedule B      -      Description of Certain Properties Acquired Since August 1, 2020

Acknowledgments
Endorsement

i

THIS TWENTY-FOURTH SUPPLEMENTAL INDENTURE dated as of June 1, 2021, between PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, doing business as Eversource Energy (with its successors and assigns, the “Company”), a corporation duly organized and existing under the laws of the State of New Hampshire, having its principal place of business at Energy Park, 780 North Commercial Street in Manchester, New Hampshire 03101, and U.S. BANK NATIONAL ASSOCIATION (as successor to Wachovia Bank, National Association, and by merger to First Union National Bank, formerly known as First Fidelity Bank, National Association, New Jersey, successor in trust to Bank of New England, National Association (formerly known as New England Merchants National Bank) and to New Bank of New England, National Association), said U.S. BANK NATIONAL ASSOCIATION being a national banking association duly organized and existing under the laws of the United States of America having a corporate trust office at 333 Thornall Street, Fourth Floor, Edison, New Jersey 08837 and duly authorized to execute the trusts hereof (with its successors in trust, the “Trustee”), as trustee under the First Mortgage Indenture, dated August 15, 1978 (as heretofore amended, including as amended and restated on June 1, 2011, being hereinafter generally called the “Mortgage Indenture” and, together with each and every prior indenture supplemental thereto and each and every other instrument, including this Twenty-Fourth Supplemental Indenture, supplemental to the Mortgage Indenture, as the “Indenture”).

WHEREAS, the Company has previously executed and delivered to the Trustee twenty-three supplemental indentures which are part of the Indenture for the purposes recited therein and for the purpose of issuing bonds under the Indenture, the currently outstanding series of which are set forth in the following table:

Supplemental Indenture No.	Dated as of	Series	Series Designation	Principal Amount Authorized	Principal Amount Issued	Principal Amount Outstanding
Fourteenth	October 1, 2005	Series M	5.60% First Mortgage Bonds (Series M, due 2035)	$50,000,000	$50,000,000	$50,000,000
Twentieth	November 1, 2013	Series S	3.50% First Mortgage Bonds (Series S, due 2023)	$250,000,000	$250,000,000	$250,000,000
Twenty-First	October 1, 2014	Series S	3.50% First Mortgage Bonds (Series S, due 2023)	$75,000,000	$75,000,000	$75,000,000
Twenty-Second	June 1, 2019	Series T	3.60% First Mortgage Bonds (Series T, due 2049)	$300,000,000	$300,000,000	$300,000,000
Twenty-Third	August 1, 2020	Series U	2.40% First Mortgage Bonds (Series U, due 2050)	$150,000,000	$150,000,000	$150,000,000
				Total Principal Amount Outstanding:		$825,000,000

WHEREAS, the execution and delivery of this Twenty-Fourth Supplemental Indenture and the issue of not exceeding initially $350,000,000 in aggregate principal amount of the Company’s First Mortgage Bonds, Series V (hereinafter generally referred to as the “Series V Bonds” or the “bonds of Series V”), and other necessary actions have been duly authorized by the Board of Directors of the Company;

WHEREAS, the Company proposes to execute and deliver this Twenty-Fourth Supplemental Indenture (i) to provide for the issue of the bonds of Series V and confirm the lien of the Indenture on the property referred to below, all as permitted by Section 1301 of the Mortgage Indenture and (ii) to provide for the future amendment and restatement of the Mortgage Indenture as provided in Section 1.08 hereof;

WHEREAS, the Company has purchased, constructed or otherwise acquired certain additional property not heretofore specifically described in the Indenture but which is and is intended to be subject to the lien thereof, and proposes specifically to subject such additional property to the lien of the Indenture at this time;

WHEREAS, all acts and things necessary to make the initial issue of the Series V Bonds, when executed by the Company and authenticated by the Trustee and delivered as in the Mortgage Indenture provided, the legal, valid and binding obligations of the Company according to their terms and to make this Twenty-Fourth Supplemental Indenture a legal, valid and binding instrument for the security of the bonds, in accordance with its and their terms, have been done and performed, and the execution and delivery of this Twenty-Fourth Supplemental Indenture has in all respects been duly authorized;

NOW, THEREFORE, in consideration of the premises, and of the acceptance of said Series V Bonds by the holder thereof, and of the sum of $1.00 duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and in confirmation of and supplementing the Mortgage Indenture as previously supplemented, amended and restated by said twenty-three preceding supplemental indentures, and in performance of and compliance with the provisions thereof, said Public Service Company of New Hampshire, doing business as Eversource Energy, by these presents, does give, grant, bargain, sell, transfer, assign, pledge, mortgage and convey unto U.S. Bank National Association, as Trustee, as provided in the Mortgage Indenture, as previously supplemented, amended and restated and as supplemented by this Twenty-Fourth Supplemental Indenture, and its successor or successors in the trust thereby and hereby created, and its and their assigns, (a) all and singular the property, and rights and interests in property, described in the Mortgage Indenture and the twenty-three preceding supplemental indentures and thereby conveyed, pledged, assigned, transferred and mortgaged, or intended so to be (said descriptions in said Mortgage Indenture being hereby made a part hereof to the same extent as if set forth herein at length), whether then or now owned or thereafter or hereafter acquired, except such of said properties or interests therein as may have been released or sold or disposed of in whole or in part as permitted by the provisions of the Mortgage Indenture, and (b) also, but without in any way limiting the generality of the foregoing, all the right, title and interest of the Company, now owned or hereafter acquired, in and to the rights, titles, interests and properties described or referred to in Schedule B hereto attached and hereby made a part hereof as fully as if set forth herein at length, in all cases not specifically reserved, excepted and excluded; the foregoing property, and rights and interests in property, being located in the following listed municipalities in New Hampshire and unincorporated areas in Coös County, New Hampshire, Oxford and York counties in the State of Maine, as well as in various municipalities in the State of Vermont and elsewhere:

BELKNAP COUNTY — Alton, Barnstead, Belmont, Center Harbor, Gilford, Gilmanton, Laconia, Meredith, New Hampton, Sanbornton, Tilton;

CARROLL COUNTY — Albany, Brookfield, Chatham, Conway, Eaton, Effingham, Freedom, Madison, Moultonboro, Ossipee, Sandwich, Tamworth, Tuftonboro, Wakefield, Wolfeboro;

CHESHIRE COUNTY — Alstead, Chesterfield, Dublin, Fitzwilliam, Gilsum, Harrisville, Hinsdale, Jaffrey, Keene, Marlborough, Marlow, Nelson, Richmond, Rindge, Roxbury, Stoddard, Sullivan, Surry, Swanzey, Troy, Westmoreland, Winchester;

COÖS COUNTY — Bean’s Grant, Berlin, Cambridge, Carroll, Chandler’s Purchase, Clarksville, Colebrook, Columbia, Crawford’s Purchase, Dalton, Dummer, Errol, Gorham, Green’s Grant, Jefferson, Lancaster, Martin’s Location, Milan, Millsfield, Northumberland, Pinkham’s Grant, Pittsburg, Randolph, Shelburne, Stark, Stewartstown, Stratford, Success, Thompson & Meserve’s Purchase, Wentworth’s Location, Whitefield;

GRAFTON COUNTY — Alexandria, Ashland, Bath, Bethlehem, Bridgewater, Bristol, Campton, Easton, Enfield, Franconia, Grafton, Hanover, Haverhill, Hebron, Holderness, Landaff, Lincoln, Lisbon, Littleton, Lyman, Lyme, Orange, Orford, Piermont, Plymouth, Rumney, Sugar Hill, Thornton, Woodstock;

HILLSBOROUGH COUNTY — Amherst, Antrim, Bedford, Bennington, Brookline, Deering, Francestown, Goffstown, Greenfield, Greenville, Hancock, Hillsborough, Hollis, Hudson, Litchfield, Lyndeborough, Manchester, Mason, Merrimack, Milford, Mont Vernon, Nashua, New Boston, New Ipswich, Pelham, Peterborough, Sharon, Temple, Weare, Wilton, Windsor;

MERRIMACK COUNTY — Allenstown, Andover, Boscawen, Bow, Bradford, Canterbury, Chichester, Concord, Danbury, Dunbarton, Epsom, Franklin, Henniker, Hill, Hooksett, Hopkinton, Loudon, Newbury, New London, Northfield, Pembroke, Pittsfield, Salisbury, Sutton, Warner, Webster, Wilmot;

ROCKINGHAM COUNTY — Auburn, Atkinson, Brentwood, Candia, Chester, Danville, Deerfield, Derry, East Kingston, Epping, Exeter, Fremont, Greenland, Hampstead, Hampton, Hampton Falls, Kensington, Kingston, Londonderry, New Castle, Newfields, Newington, Newmarket, Newton, North Hampton, Northwood, Nottingham, Portsmouth, Raymond, Rye, Sandown, Seabrook, South Hampton, Stratham, Windham;

STRAFFORD COUNTY — Barrington, Dover, Durham, Farmington, Lee, Madbury, Middleton, Milton, New Durham, Rochester, Rollinsford, Somersworth, Strafford;

SULLIVAN COUNTY — Charlestown, Claremont, Cornish, Croydon, Goshen, Grantham, Lempster, Newport, North Charleston, Plainfield, Springfield, Sunapee, Unity, Washington;

SUBJECT, HOWEVER, as to all of the foregoing, to the specific rights, privileges, liens, encumbrances, restrictions, conditions, limitations, covenants, interests, reservations, exceptions and otherwise as provided in the Mortgage Indenture, and in the descriptions in the schedules thereto and hereto and in the deeds or grants in said schedules referred to;

BUT SPECIFICALLY RESERVING, EXCEPTING AND EXCLUDING (as the same are reserved, excepted and excluded from the lien of the Mortgage Indenture) from this instrument and the grant, conveyance, mortgage, transfer and assignment herein contained, all right, title and interest of the Company, now owned or hereafter acquired, in and to the properties and rights specified in subclauses (a) to (m), both inclusive, of the paragraph beginning “BUT SPECIFICALLY RESERVING, EXCEPTING AND EXCLUDING...” which paragraph is part of the granting clauses of the Mortgage Indenture;

TO HAVE AND TO HOLD all said plant, premises, property, franchises and rights hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust, and to its and their assigns forever;

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal pro rata benefit, security and protection of the owners of the bonds without any preference, priority or distinction whatever of any one bond over any other bond by reason of priority in the issue, sale or negotiation thereof, or otherwise;

PROVIDED, HOWEVER, and these presents are upon the condition, that if the Company shall pay or cause to be paid or make appropriate provision for the payment unto the holders of the bonds of the principal, premium, if any, and interest to become due thereon at the times and in the manner stipulated therein, and shall keep, perform and observe all and singular the covenants, agreements and provisions in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then the Indenture and the estate and rights thereby and hereby granted shall, pursuant and subject to the provisions of Article 8 of the Mortgage Indenture, cease, determine and be void, but otherwise shall be and remain in full force and effect.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions:

ARTICLE 1
SERIES V BONDS

SECTION 1.01. Designation; Amount.  The bonds of Series V shall be designated “First Mortgage Bonds, Series V, due 2031” and shall initially be authenticated in the aggregate principal amount of Three Hundred Fifty Million Dollars ($350,000,000). The initial issue of the bonds of Series V may be effected upon compliance with the applicable provisions of the Mortgage Indenture. Additional bonds of Series V, without limitation as to amount, having the same terms and conditions as the bonds of Series V (except for the date of original issuance, the offering price date and, if applicable, the initial interest payment date) may also be issued by the Company without the consent of the holders of the bonds of Series V, pursuant to a separate supplemental indenture related thereto. Such additional bonds of Series V shall be part of the same series as the bonds of Series V. The Trustee shall authenticate and deliver such additional bonds of Series V at any time upon application by the Company and compliance with the applicable provisions of the Indenture.

SECTION 1.02. Form of Series V Bonds; Global Security; Depository for Global Securities.  The Series V Bonds shall be issued only in fully registered form without coupons in minimum denominations of Two Thousand Dollars ($2,000) and integral multiples of One Thousand Dollars ($1,000).

The Series V Bonds shall be initially represented by one or more global securities (the “Global Securities”).  Each Global Security will be deposited with, or on behalf of, The Depository Trust Company, as depository (“DTC”), and registered in the name of Cede & Co., a nominee of DTC.

The Series V Bonds shall be in substantially the form set forth in Schedule A attached hereto.  The terms of the Series V Bonds contained in such form are hereby incorporated herein by reference as though fully set forth in this place and are made a part of this Twenty-Fourth Supplemental Indenture.

SECTION 1.03. Provisions of Series V Bonds; Interest Accrual.  The Series V Bonds shall mature on June 15, 2031 and shall bear interest at the rate of 2.20% per year, payable semiannually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”) (with the first Interest Payment Date to be December 15, 2021), with the final Interest Payment Date being June 15, 2031 until the Company’s obligation in respect of the principal thereof shall be discharged.  The Series V Bonds shall be dated the date of authentication thereof by the Trustee and shall bear interest on the principal amount from, and including, the date of original issuance to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the maturity date, as the case may be.  Interest on the Series V Bonds will be computed on the basis of 360-day year of twelve 30-day months and, with respect to any period less than a full month, on the basis of actual number of days elapsed in such period. For example, the interest for a period running from the 15th day of one month to the 15th day of the next month would be calculated on the basis of one 30-day month.

The Series V Bonds shall be payable both as to principal and interest at the corporate trust office of the Trustee at U.S. Bank National Association in Edison, New Jersey or the corporate trust office of its successors, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.  The interest on the Series V Bonds shall be payable without presentation, and only to or upon the person in whose name the Series V Bonds are registered on any record date.  “Record date” with respect to any Interest Payment Date means the June 1 or December 1, as the case may be, next preceding such Interest Payment Date, or, if such June 1 or December 1 shall be a legal holiday or a day on which banking institutions are authorize pursuant to law to close and on which the corporate trust offices of the Trustee in Minnesota or New Jersey are not open for business, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close. The Series V Bonds shall be callable for redemption in whole or in part according to the terms and provisions provided in Section 1.05 below.

The Company has initially designated DTC as the depository for the Series V Bonds.  For as long as the Series V Bonds or any portion thereof are in the form of a Global Security, and notwithstanding the previous paragraph, all payments of interest, principal and other amounts in respect of the Series V Bonds shall be made to DTC or its nominee in accordance with its applicable policies and procedures, in the coin or currency specified above.  So long as the Series V Bonds are in the form of a Global Security, neither the Company nor the Trustee shall have any responsibility with respect to the policies and procedures of DTC, or any successor depository, or for any notices or other communications among DTC, its direct and indirect participants or beneficial owners of the Series V Bonds.

SECTION 1.04. Transfer and Exchange of Series V Bonds.  So long as the Series V Bonds are in the form of Global Securities, the Series V Bonds may not be transferred except as a whole (1) by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.  If (1) DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within ninety days or (2) there shall have occurred and be continuing after any applicable grace periods an Event of Default under the Indenture with respect to the Series V Bonds represented by such Global Security, the Company will issue certificated Series V Bonds in definitive registered form in exchange for the Global Securities.

The Company may at any time and in its sole discretion determine not to have any Series V Bonds in registered form represented by one or more Global Securities and, in such event, will issue certificated bonds in definitive form in exchange for the Global Securities representing the Series V Bonds.  In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery in definitive form of certificated bonds represented by the Global Securities equal in principal amount to such beneficial interest and to have such certificated bonds registered in its name.

In the event certificated bonds are issued in exchange for the Global Securities, the Series V Bonds may be surrendered for registration of transfer as provided in Section 305 of the Indenture at the corporate trust office of the Trustee at U.S. Bank National Association in Edison, New Jersey or the corporate trust offices of its successors, and may be surrendered at said office for exchange for a like aggregate principal amount of Series V Bonds of other authorized denominations.  No charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of Series V Bonds or for the exchange of any Series V Bonds for such bonds of other authorized denominations.

SECTION 1.05. Redemption of the Series V Bonds.  The bonds of Series V are subject to redemption prior to maturity, as a whole at any time or in part from time to time, in accordance with the provisions of the Indenture, upon not less than thirty (30) days and not more than sixty (60) days prior notice (which notice may be made subject to the deposit of redemption moneys with the Trustee before the date fixed for redemption) given by mail as provided in the Indenture, at the option of the Company. If the Company elects to redeem the bonds of Series V prior to the Par Call Date (as defined below), it will do so at a redemption price equal to the greater of (i) 100% of the principal amount of the bonds of Series V being redeemed or (ii) the sum of the present values of the principal and the remaining scheduled payments of interest on the bonds of Series V being redeemed from the date of redemption through the Par Call Date (as defined below) (excluding the portion of any such interest accrued to the redemption date), discounted to the date of redemption on a semiannual basis at the Treasury Rate (as defined below) applicable to the bonds of Series V plus 10 basis points plus, in either case, accrued and unpaid interest on the principal amount of the bonds of Series V being redeemed to the date of redemption (the “Redemption Date”). If the Company elects to redeem the bonds of Series V on or after the Par Call Date (as defined below), it will do so at a redemption price equal to one hundred percent (100%) of the principal amount of the bonds of Series V being redeemed, plus accrued and unpaid interest thereon to the Redemption Date. The redemption price will be calculated by the Company assuming a 360-day year consisting of twelve 30-day months.

So long as the bonds of Series V are registered in the name of The Depository Trust Company, as depositary (“DTC”), its nominee or a successor depositary, if the Company elects to redeem less than all of the bonds of Series V, DTC shall determine by lot the amount of the interest of each direct participant, in the bonds of Series V to be redeemed. At all other times, the Trustee shall draw by lot, in such manner as it deems appropriate, the particular bonds of Series V, or portions thereof, to be redeemed.

Notice of redemption shall be given by mail to the holders of bonds of Series V, which, as long as the bonds of Series V are held in the book-entry only system, will be DTC, its nominee or a successor depositary. On and after the Redemption Date (unless the Company defaults in the payment of the redemption price and interest accrued thereon to such date), interest on the bonds of Series V, or the portions of them so called for redemption, shall cease to accrue. If any Series V Bonds are to be redeemed in part only, the notice of redemption that relates to that Series V Bond will state the portion of the principal amount of that Series V Bond to be redeemed. In that case, the Company will issue a new Series V Bond of any authorized denomination, as requested, in an aggregate principal amount equal to the unredeemed portion of such Series V Bond, in the name of the holder upon cancellation of the original Series V Bond. The Series V Bonds are not subject to any sinking fund.

The bonds of Series V are not otherwise subject to redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual maturity comparable to the remaining term from and including the Redemption Date to the Par Call Date of the bonds of Series V being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term from and including the Redemption Date to the Par Call Date of such bonds.

“Comparable Treasury Price” means with respect to any Redemption Date (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.

“Par Call Date” means March 15, 2031, which is three months prior to the maturity date of the bonds of Series V.

“Reference Treasury Dealer” means any four primary U.S. Government securities dealers in New York, New York selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York time, on the third business day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated by the Company on the third business day preceding the date fixed for redemption.

SECTION 1.06. Effect of Event of Default.  If an Event of Default shall have occurred and be continuing, the principal of the Series V Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 1.07. Payment Date Not a Business Day.  If any Redemption Date, any Interest Payment Date or the maturity date for principal, premium or interest with respect to the Series V Bonds shall be (i) a Sunday or a legal holiday, or (ii) a day on which banking institutions are authorized pursuant to law to close and on which the corporate trust offices of the Trustee in Minnesota or New Jersey are not open for business, then the payment thereof may be made on the next succeeding day not a day specified in (i) or (ii) with the same force and effect as if made on the specified payment date and no interest shall accrue for the period after the specified payment date.

SECTION 1.08. Consent to Amendment and Restatement of Mortgage Indenture. Each holder of a Series V Bond, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Mortgage Indenture in substantially the form set forth in Schedule C appended to the Eighteenth Supplemental Indenture dated as of May 1, 2011, and all amendments and Supplemental Indentures thereto.

ARTICLE 2
MISCELLANEOUS PROVISIONS

SECTION 2.01. Recitals.  The recitals in this Twenty-Fourth Supplemental Indenture shall be taken as recitals by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Twenty-Fourth Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible, as to or for the effect, authorization, execution, delivery or recording of this Twenty-Fourth Supplemental Indenture, except as expressly set forth in the Mortgage Indenture.  The Trustee shall not be taken impliedly to waive by this Twenty-Fourth Supplemental Indenture any right it would otherwise have.

SECTION 2.02. Benefits of Twenty-Fourth Supplemental Indenture.  Nothing in this Twenty-Fourth Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the Series V Bonds, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation thereof; and the covenants, stipulations and agreements in the Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and holders of the bonds.

SECTION 2.03. Effect of Twenty-Fourth Supplemental Indenture.  This Twenty-Fourth Supplemental Indenture is executed, shall be construed as and is expressly stated to be an indenture supplemental to the Mortgage Indenture and shall form a part of the Indenture; and the Mortgage Indenture, as supplemented and amended by this Twenty-Fourth Supplemental Indenture, is hereby confirmed and adopted by the Company as its obligation.  All terms used in this Twenty-Fourth Supplemental Indenture shall be taken to have the meaning specified in the Mortgage Indenture, except in cases where the context clearly indicates otherwise.

SECTION 2.04. Termination.  This Twenty-Fourth Supplemental Indenture shall become void when the Indenture shall be void.

SECTION 2.05. Trust Indenture Act.  If and to the extent that any provision of this Twenty-Fourth Supplemental Indenture limits, qualifies or conflicts with any of the applicable provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

SECTION 2.06. Counterparts.  This Twenty-Fourth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

SECTION 2.07. Notices.  Any notice to the Trustee under any provision of this Twenty-Fourth Supplemental Indenture shall be sufficiently given if served personally upon a responsible officer of the Trustee or mailed by registered or certified mail, postage prepaid, addressed to the Trustee at its corporate trust office, which is U.S. Bank National Association, 333 Thornall Street, Fourth Floor, Edison, New Jersey 08837 as of the date hereof.  The Trustee shall notify the Company from time to time of any change in the address of its corporate trust office.

SECTION 2.08. Definitions.  Except to the extent otherwise defined herein, the use of the terms and expressions herein is in accordance with the definitions, uses and construction contained in the Mortgage Indenture and the form of Series V Bond attached hereto as Schedule A.

[The remainder of this page left blank intentionally.]

IN WITNESS WHEREOF, PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, doing business as EVERSOURCE ENERGY, has caused this instrument to be executed and its corporate seal to be hereto affixed, by its officers, thereunto duly authorized, and U.S. BANK NATIONAL ASSOCIATION has caused this instrument to be executed by its officers thereunto duly authorized, all as of the day and year first above written and actually executed on June 1, 2021.

PUBLIC SERVICE COMPANY
OF NEW HAMPSHIRE, doing business as EVERSOURCE ENERGY

	By:	/s/ Emilie G. O’Neil
Emilie G. O’Neil
Assistant Treasurer-Corporate Finance
and Cash Management

CORPORATE SEAL

Attest:

/s/ Richard J. Morrison
Richard J. Morrison
Secretary

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss: Norfolk
COUNTY OF NORFOLK	)

Then personally appeared before me Emilie G. O’Neil, Assistant Treasurer-Corporate Finance and Cash Management, and Richard J. Morrison, Secretary, of Public Service Company of New Hampshire, doing business as Eversource Energy, a New Hampshire corporation, and severally acknowledged the foregoing instrument to be their free act and deed in their said capacities and the free act and deed of said corporation.

Witness my hand and notarial seal this 1st day of June, 2021, at Westwood, Massachusetts.

	Name:	/s/ Florence J. Iacono
Notary Public Florence J. Iacono
My Commission Expires: 1/20/2023

(Notarial Seal)

U.S. BANK NATIONAL ASSOCIATION as Trustee as aforesaid

By:	/s/ Annette Marsula
Annette Marsula
Vice President

Attest:

/s/ Paul O’Brien
Name: Paul O’Brien
Title: Vice President

STATE OF NEW JERSEY	)
	)	ss: Edison
COUNTY OF MIDDLESEX	)

Then personally appeared before me Annette Marsula, Vice President of U.S. Bank National Association, a national banking association, and acknowledged the foregoing instrument to be her free act and deed in her said capacity and the free act and deed of said association.

Witness my hand and notarial seal this 17th day of May, 2021, at Edison, New Jersey.

Name:	/s/ Paul O’Brien
Notary Public
My Commission Expires 6/11/25

(Notarial Seal)

SCHEDULE A
[FORM OF FACE OF SERIES V BONDS]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND HEREIN, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

Unless this Global Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Public Service Company of New Hampshire, doing business as Eversource Energy, or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE,

doing business as EVERSOURCE ENERGY,

FIRST MORTGAGE BOND, SERIES V

PRINCIPAL DUE 2031

CUSIP No. 744538 AE9

No. 1	$350,000,000

FOR VALUE RECEIVED, PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, doing business as Eversource Energy, a corporation organized and existing under the laws of the State of New Hampshire (hereinafter called the “Company”, which term includes any successor corporation under the Indenture), hereby promises to pay to Cede & Co., or registered assigns, subject to the conditions set forth herein, the principal sum of Three Hundred Fifty Million Dollars ($350,000,000), on June 15, 2031, and to pay interest on said sum semiannually in arrears, on June 15 and December 15 in each year (each, an “Interest Payment Date”) with the first Interest Payment Date being December 15, 2021, and the final Interest Payment Date being June 15, 2031, at the rate of 2.20% per annum, until the Company’s obligation with respect to said principal sum shall be paid or made available for payment.

This Series V Bond shall bear interest as aforesaid from, and including, the date of original issuance to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the maturity date, as the case may be. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months and, with respect to any period less than a full month, on the basis of actual number of days elapsed in such period. For example, the interest for a period running from the 15th day of one month to the 15th day of the next month would be calculated on the basis of one 30-day month.

In any case where any Interest Payment Date, the maturity date or any Redemption Date is not a Business Day, then payment of principal and interest, if any, or principal and premium, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date.  A “Business Day” shall mean any day, except a (i) Sunday or a legal holiday, or (ii) a day on which banking institutions are authorized pursuant to law to close and on which the corporate trust offices of the Trustee in Minnesota or New Jersey are not open for business.

Payment of the principal of and any interest on this Series V Bond will be made at the corporate trust office of the Trustee at U.S. Bank National Association in Edison, New Jersey or the corporate trust office of its successors, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on this Series V Bond shall be payable without presentation, and only to or upon the person in whose name the Series V Bonds are registered on any record date. “Record date” with respect to any Interest Payment Date means the June 1 or December 1, as the case may be, next preceding such Interest Payment Date, or, if such June 1 or December 1 shall be a legal holiday or a day on which banking institutions are authorize pursuant to law to close and on which the corporate trust offices of the Trustee in Minnesota or New Jersey are not open for business, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

Reference is hereby made to the further provisions of this Series V Bond set forth on the reverse hereof, including without limitation provisions in regard to the redemption and the registration of transfer and exchangeability of this Series V Bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

As set forth in the Supplemental Indenture establishing the terms and series of the Bonds of this series, each holder of a Series V Bond, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Mortgage Indenture in substantially the form set forth in Schedule C appended to the Eighteenth Supplemental Indenture dated as of May 1, 2011.

This Series V Bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by U.S. Bank National Association (hereinafter with its successors as defined in the Indenture (as defined on the reverse hereof), generally called the Trustee), or by such a successor.

IN WITNESS WHEREOF, Public Service Company of New Hampshire, doing business as Eversource Energy, has caused this Series V Bond to be executed in its corporate name and on its behalf by its Assistant Treasurer-Corporate Finance and Cash Management by her signature or a facsimile thereof, and its corporate seal to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary.

Dated as of ____________________, 2021

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE,

doing business as EVERSOURCE ENERGY

By:
Emilie G. O’Neil
Assistant Treasurer-Corporate Finance and Cash Management

Attest:

Richard J. Morrison
Secretary

[FORM OF TRUSTEE’S CERTIFICATE]

This Series V Bond is one of the bonds described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
TRUSTEE
By:
Name:
Title: Authorized Signatory

[FORM OF REVERSE OF SERIES V BOND]
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE,

doing business as EVERSOURCE ENERGY,
First Mortgage Bond, Series V, due 2031

This Series V Bond is one of a series of bonds known as the “First Mortgage Bonds, Series V, due 2031” of the Company, initially limited to Three Hundred Fifty Million Dollars ($350,000,000) in aggregate principal amount, and issued under and pursuant to a First Mortgage Indenture between the Company and U.S. Bank National Association as successor to Wachovia Bank, National Association and by merger to First Union National Bank, formerly known as First Fidelity Bank, National Association, New Jersey, successor to Bank of New England, National Association (formerly known as New England Merchants National Bank), and to New Bank of New England, National Association, as Trustee, dated as of August 15, 1978, as amended, and pursuant to which U.S. Bank National Association is now Successor Trustee (said First Mortgage Indenture as amended and restated on June 1, 2011, being hereinafter generally called the “Mortgage Indenture” and, together with each and every prior indenture supplemental thereto and each and every other instrument, including the Twenty-Fourth Supplemental Indenture, dated as of June 1, 2021 supplemental to the Mortgage Indenture, as the “Indenture”) and together with all bonds of all series now outstanding or hereafter issued under the Indenture being equally and ratably secured (except as any sinking or other analogous fund, established in accordance with the provisions of the Indenture, may afford additional security for the bonds of any particular series) by the Indenture, to which Indenture (executed counterparts of which are on file at the corporate trust office of the Trustee in Edison, New Jersey) reference is hereby made for a description of the nature and extent of the security, the rights thereunder of the holders of bonds issued and to be issued thereunder, the rights, duties and immunities thereunder of the Trustee, the rights and obligations thereunder of the Company, and the terms and conditions upon which Bonds of this series, and bonds of other series, are issued and are to be issued; but neither the foregoing reference to the Indenture nor any provision of this Series V Bond or of the Indenture shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this Series V Bond as herein provided.

The Series V Bonds shall be initially issued in the form of one or more global securities (the “Global Securities”).  Each Global Security will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., a nominee of DTC.  For as long as this Series V Bond or any portion hereof is in the form of a Global Security, and notwithstanding anything else contained in this Series V Bond, all payments of interest, principal and other amounts in respect of this Series V Bond shall be made to DTC or its nominee in accordance with its applicable policies and procedures, in the coin or currency specified above.

In the event certificated bonds in definitive form are issued in exchange for the Global Securities they are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000.

The Series V Bonds, while in the form of Global Securities, may not be transferred except as a whole (1) by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.  If (1) DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within ninety days or (2) there shall have occurred and be continuing after any applicable grace periods an Event of Default under the Indenture with respect to the Series V Bonds represented by such Global Security, the Company will issue certificated bonds in definitive registered form in exchange for the Global Securities representing the Series V Bonds.

The Company may at any time and in its sole discretion determine not to have any Series V Bonds in registered form represented by one or more Global Securities and, in such event, will issue certificated bonds in definitive form in exchange for the Global Securities representing the Series V Bonds.  In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery in definitive form of certificated bonds represented by the Global Securities equal in principal amount to such beneficial interest and to have such certificated bonds registered in its name.

In the event certificated bonds are issued in exchange for the Global Securities, the Series V Bonds may be surrendered for registration of transfer as provided in Section 305 of the Mortgage Indenture at the corporate trust office of the Trustee at U.S. Bank National Association in Edison, New Jersey or the corporate trust offices of its successors, and may be surrendered at said office for exchange for a like aggregate principal amount of Series V Bonds of other authorized denominations.  No charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of Series V Bonds or for the exchange of any Series V Bonds for such bonds of other authorized denominations.

Prior to due presentment for registration of transfer of this Bond, the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not such Series V Bond shall be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary. Neither the failure to give any notice nor any defect in any notice given to the holder of the Global Securities or Series V Bonds not represented by a Global Security, will affect the sufficiency of any notice given to any other holder.

The bonds of Series V are subject to redemption prior to maturity, as a whole at any time or in part from time to time, in accordance with the provisions of the Indenture, upon not less than thirty (30) days and not more than sixty (60) days prior notice (which notice may be made subject to the deposit of redemption moneys with the Trustee before the date fixed for redemption) given by mail as provided in the Indenture, at the option of the Company. If the Company elects to redeem the bonds of Series V prior to the Par Call Date (as defined below), it will do so at a redemption price equal to the greater of (i) 100% of the principal amount of the bonds of Series V being redeemed or (ii) the sum of the present values of the principal and the remaining scheduled payments of interest on the bonds of Series V being redeemed from the Redemption Date (as hereinafter defined) through the Par Call Date (excluding the portion of any such interest accrued to the redemption date), discounted to the date of redemption on a semiannual basis at the Treasury Rate (as defined below) applicable to the bonds of Series V plus 10 basis points plus, in either case, accrued and unpaid interest on the principal amount of the bonds of Series V being redeemed to the date of redemption (the “Redemption Date”). If the Company elects to redeem the bonds of Series V on or after the Par Call Date, it will do so at a redemption price equal to one hundred percent (100%) of the principal amount of the bonds of Series V being redeemed, plus accrued and unpaid interest thereon to the Redemption Date. The redemption price will be calculated by the Company assuming a 360-day year consisting of twelve 30-day months.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual maturity comparable to the remaining term from and including the Redemption Date to the Par Call Date of the bonds of Series V being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term from and including the Redemption Date to the Par Call Date of such bonds.

“Comparable Treasury Price” means with respect to any Redemption Date (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.

“Par Call Date” means March 15, 2031, which is three months prior to the maturity date of the bonds of Series V.

“Reference Treasury Dealer” means any four primary U.S. Government securities dealers in New York, New York selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York time, on the third business day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated by the Company on the third business day preceding the date fixed for redemption.

So long as the bonds are registered in the name of DTC, its nominee or a successor depository, if the Company elects to redeem less than all of the bonds, DTC shall determine by lot the amount of the interest of each direct participant, in the bonds of Series V to be redeemed. At all other times, the Trustee shall draw by lot, in such manner as it deems appropriate, the particular bonds, or portions of them, to be redeemed.

Notice of redemption shall be given by mail to the holders of bonds, which, as long as the bonds are held in the book-entry only system, will be DTC, its nominee or a successor depository. On and after the date fixed for redemption (unless the Company defaults in the payment of the redemption price and interest accrued thereon to such date), interest on the bonds of Series V, or the portions of the Series V Bonds so called for redemption, shall cease to accrue.

If an Event of Default shall have occurred and be continuing, the principal of the Series V Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee to effect, by supplemental indenture, certain modifications of the Indenture without any consent of the holders of the bonds, and to effect certain other modifications of the Indenture, and of the rights of the holders of the bonds, with the consent of the holders of not less than a majority in aggregate principal amount of all bonds issued under the Indenture at the time outstanding, or in case one or more, but less than all, of the Series of said bonds then outstanding are affected, with the consent of the holders of not less than a majority in aggregate principal amount of said outstanding bonds of each Series affected.

No reference herein to the Indenture and no provision herein or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Series V Bond at the time, place and rate, and in the coin or currency, herein prescribed.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Series V Bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator or against any stockholder, director or officer, past, present or future, as such, of the Company or any affiliate of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company or any trustee, receiver or assignee or otherwise, under any constitution, or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors or officers, as such, being waived and released by the holder and owner hereof by the acceptance of this Series V Bond and as part of the consideration for the issuance hereof and being likewise waived and released by the terms of the Indenture.

[END OF FORM OF REVERSE OF SERIES V BOND]

SCHEDULE B

Description of Properties
Acquired
Since August 1, 2020

Book-Page	Grantor	Municipality	Date	Registry
3713-1514	Manchester Sand, Gravel & Cement Co., Inc.	Hooksett	12/18/2020	Merrimack
9469-939	City of Nashua	Nashua	05/13/2021	Hillsborough
9469-941	City of Nashua	Nashua	05/13/2021	Hillsborough
9469-946	City of Nashua	Nashua	05/13/2021	Hillsborough
9469-950	City of Nashua	Nashua	05/13/2021	Hillsborough
9469-954	City of Nashua	Nashua	05/13/2021	Hillsborough
9469-957	City of Nashua	Nashua	05/13/2021	Hillsborough

B-1

ENDORSEMENT

U.S. Bank National Association, Trustee, being the mortgagee in the foregoing Supplemental Indenture, hereby consents to the cutting of any timber standing upon any of the lands covered by said Supplemental Indenture and to the sale of any such timber so cut and of any personal property covered by said Supplemental Indenture to the extent, but only to the extent, that such sale is permitted under the provisions of the Mortgage Indenture as supplemented by the Twenty-Fourth Supplemental Indenture dated as of June 1, 2021.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee as aforesaid

By:	/s/ Annette Marsula
Annette Marsula
Vice President

STATE OF NEW JERSEY	)
	)	ss: Edison
COUNTY OF MIDDLESEX	)

Then personally appeared before me Annette Marsula, Vice President of U.S. Bank National Association, a national banking association, and acknowledged the foregoing instrument to be her free act and deed in her said capacity and the free act and deed of said association.

Witness my hand and notarial seal this 17th day of May, 2021, at Edison, New Jersey.

Name:	/s/ Paul O’Brien
Notary Public
My Commission Expires 6/11/25

(Notarial Seal)